SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report (Date of Earliest
                      Event Reported):   February 19, 1997



                       CHECKERS DRIVE-IN RESTAURANTS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)




         Delaware                     0-19649                   58-1654960
----------------------------        -----------             ------------------
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)            Identification No.)





    600 Cleveland Street, 8th Floor
         Clearwater, Florida                                     34615
  --------------------------------------                        --------
 (Address of principal executive offices)                      (Zip Code)




Registrant's telephone number, including area code:               813-441-3500












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Item 5. Other Events.
        ------------

      In November 1996, Checkers Drive-In Restaurants, Inc. (the "Company") renegotiated its primary credit facility with a group of new lenders led by CKE Restaurants, Inc. In order to obtain additional working capital without increasing the Company's debt, the Company and the new lenders agreed that the Company would proceed with a $10 million rights offering to be made to the holders of the Company's common stock and the lenders, as holders of warrants to acquire 20 million shares of the Company's common stock, on a pro rata basis as if the lenders' warrants had been exercised for common stock prior to the rights offering. Pursuant to the rights offering, Checkers was to have distributed to its stockholders and the lenders rights to acquire shares of Checkers common stock for $10 million upon terms to be determined by the Board of Directors. The new lender group agreed to purchase whatever shares were not purchased by Checkers' stockholders.

      In December 1996, the Board of Directors determined that the rights offering likely could not be completed until May 1997. Due to the Company's need for significant working capital before such time, the Company reached an agreement with certain members of the new lender group on December 17, 1996, for the purchase in a private placement of $20 million of stock of the Company. The Board of Directors of the Company determined that the private placement could be accomplished in a more timely manner than the rights offering, consistent with the needs and best interests of the Company. A committee of the board of directors of the Company, comprised of three disinterested directors (the "Committee"), was appointed to negotiate the terms of the private placement.

      Due to the large number of shares that would have to be issued to raise $20 million, the Committee requested, and the purchasers agreed, that none of the stock would be sold into the public markets for one year. Based upon this restriction on transferability, it was agreed that the purchase price for the common stock would be discounted 15% from the closing price of the common stock on December 16, 1996.

      The private placement was closed on February 19, 1997, with the Company receiving $20.0 million for 8,771,929 shares of common stock, $.001 par value, and 87,719 shares of Series A preferred stock, $.001 par value. The per share purchase prices were $1.14 for the common stock and $114.00 for the preferred stock. CKE Restaurants, Inc. which led the qualified investor group, purchased 6,162,299 of Checkers common stock and 61,636 shares of Checkers Series A preferred stock in the private placement.

      Shares of both common and preferred stock were issued in the private placement due to limitations imposed by the Nasdaq Stock Market on the number of shares of common stock that can be issued in such a transaction without stockholder approval. The Series A preferred stock provides that it will be converted into common stock upon approval by the Company's stockholders at the 1997 annual stockholders' meeting (currently scheduled to be held on May 21, 1997) at a ratio of 100 shares of common stock for each share of preferred stock. If the stockholders fail to approve the conversion of the preferred stock


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into common stock at the annual  meeting,  the Company will be required to pay a dividend on the preferred stock at an annual rate of 14.5% on the liquidation preference of $114.00 per share, and the Company will have to redeem the preferred stock on or before February 12, 1999, for $114.00 per share plus accrued but unpaid dividends, if any. The preferred stock also must be redeemed upon (i) the merger or consolidation of the Company with another entity as a result of which Checkers' common stock is to be exchanged for or changed into other stock or securities, cash or other property, (ii) the completion of a tender or exchange offer for at least 25% of the outstanding shares of Checkers' common stock, (iii) the sale by the Company of all or substantially all of its
assets,   or  (iv)  the  occurrence  of  any  other  event  after  the  upcoming stockholders' meeting which results in a change in control of the Company. Upon any liquidation of the Company, the holders of the preferred stock would be entitled to receive an amount equal to $114.00 per share plus all accrued but unpaid dividends thereon before any distributions could be made to holders of the common stock.

      If the conversion of the preferred stock into common stock at the annual meeting is not approved and the preferred stock is not redeemed prior to February 12, 1999, then the dividend on the preferred stock will increase to an annual rate of 18.0% on the liquidation preference of $114.00 per share. Further, in such event, or if the Company fails to pay any two dividends, the number of seats on the Company's board of directors will be increased by two and the holders of the preferred stock will be entitled to elect two directors to fill such seats.

      The foregoing summary of the Series A preferred stock is qualified by reference to the Certificate of Designation of Series A Preferred Stock attached to this report as Exhibit 3.1, which sets forth the rights, preferences, qualifications, limitations and other terms of the preferred stock in their entirety.

      The Company is required to register for resale under the federal and state securities laws the shares of common stock issued in the private placement, as well as the shares issuable upon the conversion of the preferred stock; however, the purchasers have agreed not to sell any of such shares into the public markets until after February 19, 1998. The foregoing summary of the registration rights granted with respect to the common stock issued in the private placement and issuable upon conversion of the preferred stock are qualified by reference to the form of Purchase Agreement attached to this report as Exhibit 10.1, which sets forth the terms of the purchase and sale of the common and preferred stock in their entirety.

      The necessary percentage in interest of the Company's lender group under its primary credit facility consented to the sale of the common and preferred stock and waived the requirement that the Company proceed with the rights offering. The lenders also waived the Company's compliance with a minimum EBITDA covenant contained in the Credit Agreement until the seventh period of 1997. An investment advisor retained by the Committee issued its opinion on the fairness of the terms of the private placement to the Company's stockholders from a financial point of view prior to the closing of the private placement.


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      The  Company  plans to use the  proceeds  from the  private  placement  to immediately pay the following:

      - $8.0 million to reduce the primary credit facility debt carrying a 13% interest rate; - $2.5 million outstanding under a revolving line of credit carrying a 13% interest rate;
      -     $2.3 million to pay key food and paper distributors; and
      - the remaining amount to be used primarily to pay certain other existing vendors.


Item 7.     Financial Statements and Exhibits.
            ---------------------------------

      (a)   Financial Statements of Businesses Acquired.
            -------------------------------------------

            None.

      (b)   Pro Forma Financial Information.
            -------------------------------

            None.

      (c)   Exhibits.
            --------

   Exhibit
   Number                            Exhibit Description
   ------                            -------------------

     3.1       Certificate of Designation of Series A Preferred Stock

    10.1       Form of Purchase Agreement

    99.1       Press Release of the Registrant dated February 21, 1997













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                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    CHECKERS DRIVE-IN RESTAURANTS, INC.



                                    By:   /s/ James T. Holder
                                       -----------------------------------------
                                       James T. Holder
                                       Senior Vice President and General Counsel

Dated:  March 5, 1997




































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                                  EXHIBIT INDEX

   Exhibit
   Number                            Exhibit Description
   ------                            -------------------

     3.1       Certificate of Designation of Series A Preferred Stock

    10.1       Form of Purchase Agreement

    99.1       Press Release of the Registrant dated February 21, 1997





































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